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                                                        Exhibit 99.B(d)(3)(D)(i)

[ING FUNDS LOGO]


November 30, 3005


Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

     Pursuant to the Amended and Restated Administration Agreement dated April 29, 2005, between ING Investors Trust and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING FMR(SM) Small Cap Equity Portfolio, ING Global Real Estate Portfolio, and ING Wells Fargo Small Cap Disciplined Portfolio, three newly established series of ING Investors Trust (the "New Series"), upon all of the terms and conditions set forth in the Agreement.

     Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the New Series to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual administration fees indicated for each series, is attached hereto.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned New Series.

                                                         Very sincerely,


                                                         /s/ Robert S. Naka
                                                         Robert S. Naka
                                                         Senior Vice President
                                                         ING Investors Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC


By: /s/ Todd Modic
    --------------------------
    Todd Modic
    Senior Vice President


7337 E. Doubletree Ranch Rd.    Tel: 480-477-3000        ING Investors Trust
Scottsdale, AZ 85258-2034       Fax: 480-477-2700
                                www.ingfunds.com

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                                             AMENDED SCHEDULE A

                                                   TO THE

                               AMENDED AND RESTATED ADMINISTRATION AGREEMENT

                                            ING INVESTORS TRUST

SERIES                                                     ANNUAL ADMINISTRATION FEE
------                                                     -------------------------
                                                 (as a percentage of average daily net assets)
ING American Funds Growth Portfolio     0.10% if the Series has not invested all or substantially all of its assets in another investment company or 0.00% if the Series invests all or substantially all of its assets in another
                                        investment company

ING American Funds International        0.10% if the Series has not invested all or substantially all of
Portfolio                               its assets in another investment company or 0.00% if the Series invests all or substantially all of its assets in another
                                        investment company

ING American Funds Growth-Income        0.10% if the Series has not invested all or substantially all of
Portfolio                               its assets in another investment company or 0.00% if the Series invests all or substantially all of its assets in another
                                        investment company

ING FMR(SM) Earnings Growth Portfolio   0.10%

ING FMR(SM) Small Cap Equity            0.10%
Portfolio

ING Global Real Estate Portfolio        0.10%

ING JPMorgan Value Opportunities        0.10%
Portfolio

ING MarketPro Portfolio                 0.05%

ING Marsico International               0.10%
Opportunities Portfolio

ING MFS Utilities Portfolio             0.10%

ING VP Index Plus International         0.10%
Equity Portfolio

ING Wells Fargo Small Cap               0.10%
Disciplined Portfolio

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